UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2024

FISCALNOTE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39672	88-3772307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Pennsylvania Avenue NW, 6th Floor,
Washington, D.C. 20004
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202)793-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NOTE	NYSE
Warrants to purchase one share of Class A common stock	NOTE.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Introduction

On March 11, 2024 (the “Closing Date”), FiscalNote Holdings, Inc. (the “Company”) announced that it had sold the equity of the Company’s subsidiary owning and operating its Board.org business (“Board.org”). The net proceeds from the sale of Board.org were used in part to retire $65.7 million of term loans under the Company’s Second Amended and Restated Credit and Guaranty Agreement, dated July 29, 2022, with its senior lenders (as amended from time to time, the “Credit Agreement”), and pay approximately $7.1 million of related prepayment and exit fees associated with the retired amount. In addition, $15.0 million of net proceeds from the sale were added to the Company’s balance sheet for general corporate purposes. After giving effect to the sale of Board.org and the use of net proceeds, the Company will have approximately $45 million of cash and cash equivalents on hand, and approximately $176 million of indebtedness outstanding.

Purchase Agreement

On the Closing Date, FiscalNote, Inc. (the “Seller”), an indirect wholly-owned subsidiary of the Company, and FiscalNote Boards LLC, a wholly-owned subsidiary of the Seller which operated the Board.org business, entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Exec Connect Intermediate LLC (the “Buyer”), providing for the sale of the equity in FiscalNote Boards LLC to the Buyer for a total value of $103.0 million, consisting of $95.0 million in cash at closing and a potential earnout opportunity of up to $8.0 million. The stated purchase price is subject to adjustments based on Board.org’s working capital on the Closing Date, indebtedness and transaction expenses, as well as retention payments payable to certain employees of the Board.org following the Closing Date. $785,000 of the purchase price was deposited into escrow to satisfy certain potential post-closing purchase price adjustments and indemnification claims. The Seller may be entitled to receive an earn-out payment of up to $8.0 million, less the amount of certain retention payments potentially owing to the former Board.org employees, if the Board.org business achieves specified revenue targets for 2024.

The Purchase Agreement contains representations, warranties and indemnification obligations of the parties customary for transactions similar to those contemplated by the Purchase Agreement. The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Seller, the Buyer or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Seller, the Buyer or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Credit Agreement Amendment

In connection with the completion of the sale of Board.org on the Closing Date, the Company also entered into Amendment No. 4 to the Credit Agreement (the “Credit Agreement Amendment”), pursuant to which, among other things, the lenders consented to the release the liens on Board.org’s assets and permitted the consummation of the sale in exchange for the permanent retirement of $65.7 million (the “Pay-Down Amount”) of term loans under the Credit Agreement and payment of approximately $7.1 million of related prepayment and exit fees. The Credit Agreement Amendment also requires that upon receipt of any earn-out payment under the Purchase Agreement, the Company will prepay outstanding obligations under the Credit Agreement in an amount equal to 70% of the net proceeds received from such earn-out payment, together with a prepayment fee and an exit fee, equal to 5.75% of the amount of such prepayment.

In addition, the Credit Agreement Amendment extended the commencement of amortization payments under the Credit Agreement from August 15, 2025 to August 15, 2026, with such payments to fully amortize the term loans by the maturity date of July 15, 2027. The Credit Agreement Amendment also increased the Company’s minimum liquidity covenant to $22.5 million and modified the Company’s minimum ARR and adjusted EBITDA in order to appropriately reflect the sale of Board.org and the absence of its future contributions to the Company’s overall financial performance and position.

The foregoing descriptions of the Purchase Agreement and Credit Agreement Amendment do not purport to be complete and are qualified in their entireties by reference to the Purchase Agreement and Credit Agreement Amendment, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma combined financial information of the Company, giving effect to the disposition of Board.org, which includes the unaudited pro forma combined balance sheet as of December 31, 2023 and the unaudited pro forma combined statements of operations and comprehensive loss for the year ended December 31, 2023 and the related notes, are incorporated herein by reference as Exhibit 99.1 hereto.

The unaudited pro forma financial information included in this Current Report on Form 8-K has been presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the disposition of Board.org occurred as of the dates indicated, nor is it meant to be indicative of any anticipated financial position or future results of operations that the Company will experience after the disposition of Board.org.

(d) Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement, dated as of March 11, 2024, by and between the Registrant, FiscalNote, Inc. Exec Connect Intermediate LLC and FiscalNote Boards LLC.

10.2 ±	Amendment No. 4 to Second Amended and Restated Credit and Guaranty Agreement by and among FiscalNote, Inc., CQ-Roll Call, Inc. and VoterVoice, L.L.C. as Borrowers, the Company, FiscalNote Intermediate Holdco, Inc., Fireside 21, LLC, Factsquared, LLC, The Oxford Analytica International Group, LLC, Oxford Analytica Inc., Predata, Inc., Curate Solutions, Inc., Frontier Strategy Group LLC, Oxford Analytica Limited, Dragonfly Eye Limited and Timebase PTY Ltd, as Guarantors, Runway Growth Finance Corp., as administrative agent and collateral agent, and each lender party thereto.

99.1	Unaudited pro forma combined financial statements

104	Cover Page Interactive Data File (formatted as Inline XBRL).

±	Certain portions of this exhibit have been omitted in accordance with Regulation S-K Item 601. The Company agrees to furnish an unredacted copy of the exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCALNOTE HOLDINGS, INC.

By:	/s/Timothy Hwang
Name:	Timothy Hwang
Title:	Chief Executive Officer

Date: March 14, 2024